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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  ___________________________________________




                                    FORM 8-A




               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         SAKS CREDIT CARD MASTER TRUST
                    (Issuer with Respect to the Securities)
                            SAKS CREDIT CORPORATION
        (Originator and Transferor of the Saks Credit Card Master Trust)
             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                                 63-1228533
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                              140 Industrial Drive
                            Elmhurst, Illinois 60126
             (Address and Zip Code of Principal Executive Offices)



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
If this form relates to the registration of a class             If this form relates to the registration of a class
 of securities pursuant to Section 12(b) of the                 of securities pursuant to Section 12(g) of the
 Exchange Act and is effective pursuant to General              Exchange Act and is effective pursuant to General
 Instruction A.(c), please check the following box. [ ]         Instruction A.(c), please check the following box. [X]
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Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered
        -------------------                  ------------------------------
               None                                       None


Securities registered pursuant to Section 12(g) of the Act:

         Class A Floating Rate Asset Backed Certificates, Series 2001-2
                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Class A Floating Rate Asset Backed Certificates, Series 2001-2 (the "Class A Certificates"), of the Saks Credit Card Master Trust (the "Trust") appearing under the captions entitled: "Series 2001-2 Terms"; "Series 2001-2 Summary"; "Risk Factors"; "Composition of the Trust Portfolio"; "The Accounts"; "Maturity Assumptions"; "Receivables Yield Considerations"; "Pool Factors"; "Series Provisions"; "Listing and Clearing of Certificates"; "Certain Federal Income Tax Consequences of the Offered Certificates"; "State and Local Tax Consequences" and "ERISA Considerations" in the Prospectus Supplement, dated as of July 11, 2001, and "Prospectus Summary"; "Risk Factors"; "The Accounts"; "The Trust"; "Maturity Assumptions"; "Description of the Certificates and the Pooling and Servicing Agreement"; "Certain Legal Aspects of the Receivables"; "Certain Federal Income Tax Consequences"; "State and Local Tax Consequences" and "ERISA Considerations" in the Prospectus, dated as of July 6, 2001, is incorporated herein (such portions only of the Prospectus and Prospectus Supplement are incorporated herein by reference as Exhibit 3.1). In addition, the full terms of the Class A Certificates are set forth in the Master Pooling and Servicing Agreement, dated as of August 21, 1997 (as amended and supplemented, the "Pooling and Servicing Agreement"), incorporated by reference as Exhibit 1.1 hereto, and the Series 2001-2 Supplement to the Pooling and Servicing Agreement, dated as of July 17, 2001, incorporated by reference as
Exhibit 2.1 hereto.


ITEM 2.  EXHIBITS

 Exhibit Number                         Description of Exhibit
 --------------   -------------------------------------------------------------
      1.1         Master Pooling and Servicing Agreement, dated as of August 21,
                  1997, by and among Saks Credit Corporation (as successor to Proffitt's Credit Corporation), as Transferor, Saks
                  Incorporated (formerly named "Proffitt's, Inc."), as Servicer, and Wells Fargo Bank Minnesota, National Association (formerly named "Norwest Bank Minnesota, National Association"), as
                  Trustee (incorporated by reference to Exhibit 99.2 to the Trust's Current Report on Form 8-K filed with the Securities
                  Exchange Commission on September 23, 1997), as amended by
                  Amendment No. 1 dated as of February 2, 1998, Amendment No. 2 dated as of July 1, 1999 and Amendment No. 3, dated as of June
                  28, 2001 (incorporated by reference to Exhibit 99.2 to the Trust's Current Report on Form 8-K filed with the Securities
                  Exchange Commission on February 18, 1998, Exhibit 99.1 to the
                  Trust's Current Report on Form 8-K filed with the Securities
                  Exchange Commission on July 2, 1999 and Exhibit 4.4 to the
                  Trust's Current Report on Form 8-K filed with the Securities
                  Exchange Commission on July 20, 2001, respectively).

      2.1 Series 2001-2 Supplement, dated as of July 17, 2001, by and among Saks Credit Corporation, as Transferor, Saks Incorporated, as Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Trust's Current Report on Form 8-K filed with the Securities Exchange Commission on July 20, 2001).

      3.1 Prospectus Supplement, dated as of July 11, 2001, together with the Prospectus, dated as of July 6, 2001 (incorporated by reference to the Trust's filing of the Prospectus Supplement and the Prospectus with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on July 12, 2001).
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                                   SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                 SAKS CREDIT CARD MASTER TRUST

                                 By:  SAKS INCORPORATED,
                                      as Servicer


                                      By:  /s/ Scott A. Honnold
                                           ----------------------
                                      Name:  Scott A. Honnold
                                      Title: Vice President


                                  SAKS CREDIT CORPORATION


                                  By:  /s/ Scott A. Honnold
                                       --------------------------
                                  Name:  Scott A. Honnold
                                  Title: Vice President


Date:  July 20, 2001